UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2016

Enhance Skin Products Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52755	84-1724410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street, Suite 880, Reno NV	80246
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 306—2493

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 - Completion of Acquisition or Disposition of Assets

On December 2, 2016, the Asset Purchase Agreement (the “APA”) executed on October 1, 2016 between the Company, Integumen Inc., Integumen Limited, Donald Nicholson and Samuel Asculai was completed. Pursuant to the APA, the Company has sold to Integumen Inc. substantially all of its assets and certain of its liabilities.

The Company received 2,632,868 ordinary shares in Integumen Limited at a price of £1 per share. This comprised the total consideration of £3,030,000 ($3,840,525)* less assumed liabilities of £320,209 ($416,272) and the amount of £76,923 ($100,000) owing under the secured promissory note issued by the Company to Integumen on July 7, 2016.

The APA provides that 80 per cent of the Consideration Shares should be issued on completion of the APA and the remaining 20 per cent. (subject to an adjustment depending on the value of the assumed liabilities) should be issued within 30 days of Admission of Integumen to AIM. However, prior to completion of the APA, the parties to the APA agreed upon the adjustment to the number of Consideration Shares to be issued to the Company by Integumen Limited and, consequently at completion, the Company was issued with 2,632,868 ordinary shares in full and final satisfaction of the obligations of Integumen Limited and Integumen, Inc to provide consideration to the Company for the acquisition of the business assets.

Item 3.02 – Unregistered Sales of Equity Securities

As a result of completion of the APA, certain amounts owing to Mercuriali Limited, Samuel Asculai, Drasko Puseljic and Frode Botnevik became payable in shares of the Company and such shares were issued on December 2, 2016 as more particularly set out below.

The Company issued a total of 168,235,216 common shares to Mercuriali Ltd. This issuance comprised of (a) the issuance of 8,826,595 common shares in conversion of $33,188 of debt at $0.00376 per share under a Termination and Settlement Agreement dated July 12, 2010; (b) the issuance of 50,094,947 common shares in conversion of $188,357 of debt at $0.00376 per share under a Loan Agreement dated March 4, 2013, as amended September 20, 2013, March 3, 2014, September 29, 2015, January 22, 2016 and March 21, 2016 (the “Loan Agreements”); (c) the issuance of 71,232,222 common shares in conversion of $128,218 of debt at $0.0018 per share under the Loan Agreements; (d) the issuance of 27,261,111 common shares in conversion of $49,070 of debt at $0.0018 per share under a Consultancy Agreement dated March 5, 2013 as amended March 3, 2014, August 1, 2015, March 21, 2016, and October 1, 2016 (the “Mercuriali Consultancy Agreement”); and (e) the issuance of 10,820,340 common shares in conversion of $110,029 of debt at $0.01017 under the Mercuriali Consultancy Agreement.

The Company issued a total of 20,558,939 common shares to Samuel Asculai. This issuance comprised of (a) the issuance of 16,333,333 common shares in conversion of $29,400 of debt at $0.0018 per share under a Consultancy Agreement at dated March 5, 2013 as amended March 3, 2014, August 1, 2015, March 21, 2016, and October 1, 2016 (the “Asculai Consultancy Agreement”); and (b) the issuance of 4,225,606 common shares in conversion of $42,969 of debt at $0.01017 per share under the Asculai Consultancy Agreement.

The Company issued a total of 31,213,859 common shares to Drasko Puseljic. This issuance comprised of (a) the issuance of 10,654,920 common shares in conversion of $40,062 of debt at $0.00376 per share under a Termination Agreement dated March 5, 2013; (b) the issuance of 16,333,333 common shares in conversion of $29,400 of debt at $0.0018 per share under an Employment Agreement dated March 5, 2013 as amended March 3, 2014, August 1, 2015, March 21, 2016, and October 1, 2016 (the “Puseljic Employment Agreement”); and (c) the issuance of 4,225,606 common shares in conversion of $42,969 of debt at $0.01017 per share under the Puseljic Employment Agreement.

The Company issued a total of 2,447,458 common shares to Frode Botnevik. This issuance comprised of (a) the issuance of 1,944,444 common shares in conversion of $3,500 of debt at $0.0018 per share under a Directors Service Agreement dated August 1, 2015 as amended March 21, 2016 and October 1, 2016 (the “Botnevik Services Agreement”); and (b) the issuance of 503,013 common shares in conversion of $5,115 of debt at $0.01017 per share under the Botnevik Services Agreement.

The sale of all the securities set out above was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

The conversion price of $0.01017 is based on the estimated value of the consideration attributable to equity shareholders on a fully diluted basis in pounds sterling translated into US dollars at the closing sterling/dollar interbank rate on October 19, 2016. This price is subject to change based on any adjustments under the APA and the exchange rate at completion. Any adjustments to the number of shares to be issued will be made to the number of shares to be issued to related parties under the consultancy, employment and service agreements for services rendered after October 20, 2016.

On conversion of the above advances Mercuriali Limited and Dr. Asculai released all security held over all the assets of the Company as required by the APA.

*The UK Pound Sterling (£) amount of the total consideration amount have been converted into US dollars at the closing US$/£ sterling interbank spot rate on December 2, 2016 of 1.2675 for the convenience of readers.

The foregoing description of APA and the conversions does not purport to be complete and is qualified in its entirety by reference to the complete text of the APA, and the amendments to the Consulting Agreements, Employment Agreement and Services Agreement which were filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to the Company’s Current Report on Form 8-K filed on October 5, 2016 and Schedule 14C Information Statement filed October 31, 2016 all of which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enhance Skin Products Inc.

By:	/s/ Donald Nicholson
Donald Nicholson
President/CEO, Principal Executive Officer

Dated: December 5, 2016